Exhibit 5.4

September 2, 2016

Par Pacific Holdings, Inc.

800 Gessner Road, Suite 875

Houston, TX 77024

    Re:    Wyoming Pipeline Company LLC

Ladies and Gentlemen:

We have acted as counsel to Wyoming Pipeline Company LLC, a Wyoming limited liability company (the “Guarantor”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Par Pacific Holdings, Inc., a Delaware limited liability company (the “Company”), Par Pacific Holdings, Inc., a Delaware corporation, the Guarantor, and other subsidiary-guarantors party thereto with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Company of up to $750,000,000 of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Subscription Rights, Purchase Contracts, Units, and Guarantees of Non-Convertible Debt Securities (the “Guarantee”), all as defined in the Registration Statement, that may be issued by the Company from time to time.

In issuing the opinions herein stated, we have examined copies of the following:

(a) Registration Statement;

(b) Articles of Incorporation of Guarantor filed with the Wyoming Secretary of State on May 16, 1979, as amended on December 27, 1990, and a Certificate of Conversion and Articles of Organization reflecting conversion of Guarantor to a Wyoming limited liability company filed with the Wyoming Secretary of State on November 21, 2011;

(c) Limited Liability Company Agreement of Guarantor dated effective as of November 30, 2011;

(d) Unanimous Written Consent of the Requisite Representatives of the Applicable Subsidiaries, including of Guarantor, dated August 29, 2016; and

(e) Certificate of existence for the Guarantor, issued by the Wyoming Secretary of State on September 1, 2016.

In establishing certain facts material to our opinions, we have relied, in each case without independent verification thereof, upon certificates and assurances of public officials, the assumptions set forth elsewhere herein and certificates of Guarantor reasonably believed by us to be appropriate sources of information, as to the accuracy of factual matters.

Par Pacific Holdings, Inc.

September 2, 2016

Based upon the foregoing and subject to the assumptions, exceptions and qualifications stated herein, we are of the opinion that:

1. Guarantor has the limited liability company power to execute, deliver and perform its obligations under the Guarantee.

2. All necessary limited liability company action has been taken by the Guarantor to authorize its execution, delivery and performance of the Guarantee.

3. The Guarantee will be duly issued when issued by Guarantor.

The opinions expressed herein are subject to the following qualifications, assumptions and limitations:

(a) In connection with rendering the opinions set forth here in, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies thereof, and the authenticity of the originals of such latter documents.

(b) The Guarantee will be issued as described in the Registration Statement or any amendment to the Registration Statement or prospectus related thereto.

(c) This opinion is limited to the laws of the State of Wyoming.

We consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption “Legal Matters” and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act. We consent to the reliance on this opinion by Porter Hedges LLP for purposes of their opinion to you dated the date hereof and filed as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Holland & Hart LLP

HOLLAND & HART LLP